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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Gliatech Inc., dated August 30, 2001, for the registration of its common stock and to the incorporation by reference therein of our report dated March 13, 2001, with respect to the consolidated financial statements and schedule of Gliatech Inc. including in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Cleveland, Ohio
August 29, 2001